Exhibit 10.1
AMENDMENT NUMBER SEVENTEEN TO
THE METLIFE PLAN FOR TRANSITION ASSISTANCE FOR OFFICERS
THE METLIFE PLAN FOR TRANSITION ASSISTANCE FOR OFFICERS (the “Plan”) is hereby amended as follows:
1.	The Plan is hereby amended by restating subsection 1.4.05(b)(4) in its entirety to read as follows:

“(4) the termination of employment of an Employee who has entered into a written employment contract or severance agreement with the Company or a MetLife Enterprise Affiliate.”

2.	The Plan is hereby amended by adding the following to subsection 1.4.09:

“(i) is an Employee but is not eligible to participate in or receive benefits under the 2008 MetLife Dental Integration Severance Plan.”

3.	This amendment shall be effective as of June 1, 2008.
IN WITNESS WHEREOF, the Company has caused this amendment to be executed by an officer thereunto duly authorized on the date noted below the officer’s signature.
METROPOLITAN LIFE INSURANCE COMPANY
By: /s/ Debra Capolarello
Date: 6/3/08
Witness: /s/ Lucida Bullard